Exhibit 10.12

LEASE AGREEMENT

Dated December 19, 2001

Between

HIGH PROPERTIES

“Landlord”

and

OPSEC ADVANTAGE, INC.

“Tenant”

Relating to

1857 Colonial Village Lane

Suite 101

Lancaster, Pennsylvania 17601

LEASE AGREEMENT

PART I - BASIC LEASE INFORMATION

This Lease Agreement (this “Lease”) is made and executed this 19th day of December, 2001, by and between HIGH PROPER I1ES, a Pennsylvania limited partnership (herein called “Landlord”) and OPSEC ADVANTAGE, INC., a Colorado corporation, (herein called “Tenant”).

This Lease consists of the following two parts: Part I which sets forth terms defined in this Lease (and certain obligations under the Lease) and which is sometimes referred to as the “Basic Lease Information,” and Part II which provides the terms and conditions of this Lease and which is sometimes referred to as the Lease Terms and Conditions. Part I and Part II collectively, are referred to as this “Lease.” Capitalized terms not otherwise defined in this Part I - Basic Lease Information shall have the meaning provided in Part II of the Lease.

The Basic Lease Information is as follows:

1. Landlord:	HIGH PROPERTIES, a Pennsylvania limited partnership.

2. Tenant:	OPSEC ADVANTAGE, INC., a Colorado corporation.

3. Permitted Use:	Office, manufacturing and warehousing specific to Tenant’s product.

4. Campus:	Greenfield Corporate Center, located in the township of East Lampeter, County of Lancaster, State of Pennsylvania.

5. Building:	Building 56 of the Campus located at 1857 Colonial Village Lane, Lancaster Pennsylvania.

6. Premises:	The Premises consist of the entire Building and the terms “Building” and “Premises” shall have the same meaning whenever used in this Lease.

7. Tenant Improvements:	Those improvements to be completed by Landlord in accordance with the Work Agreement attached hereto as Exhibit B.

8. Term:	Ten (10) Years

9. Term Commencement:	June 1, 2002, except as otherwise provided in Section 2.2 of Part II of this Lease. Landlord agrees to terminate OPSEC Advantage, Inc. current leases at 1817 Olde Homestead Lane, Suite 219 and 1809 Olde Homestead Lane, Suites, 104, 105 and 106, Lancaster, Pennsylvania upon OPSEC Advantage, Inc. vacating the Premises.

10. Expiration Date:	May 31, 2012

11. Rentable Area of Building:	57,761 Square Feet

12. Rentable Area of Premises:	57,761 Square Feet

13. Tenant’s Share: (For pro-ration of Additional Rent)	100.00 Percent (100.00%)

14. Monthly Base Rent:	June 1, 2002 to May 31, 2005 - $28,158.49 - $5.85 PSF June 1, 2005 to May 31, 2008 - $30,324.53 - $6.30 PSF June 1, 2008 to May 31, 2012 - $33,020.04 - $6.86 PSF

15. Base Rent Over Term:	$3,690,350.64

16. Base Year:	Not Applicable

17. Additional Rent:	All amounts and charges required to be paid by Tenant hereunder (other than Base Rent) as described more particularly in Section 5.2 of Part II of this Lease.

18. Rent:	Includes both the Base Rent and Additional Rent to be paid by Tenant hereunder.

19. Security Deposit:	$28,158.49 ($2,760.00 on file — balance $25,398.49)

20. Landlord’s Address for Notices:	HIGH PROPERTIES c/o High Associates, Ltd. 1853 William Penn Way P.O. Box 10008 Lancaster, PA 17605-0008

21. Tenant’s Address for Notices:	OPSEC ADVANTAGE, INC. 1809 Olde Homestead Lane Suite 219 Lancaster, PA 17601

22. Rent Payment/Address:	Payable to: High Associates, Ltd. P.O. Box 64047 Baltimore, MD 21264-4047

23. Commissions:	Broker’s commission to be paid to: Not Applicable

24. Calculation of Rentable Area:	Single-Tenant Building. The Premises are part of a building which is leased entirely by Tenant. “Rentable Area” has been calculated to include the entire building and all of the land on which it is located.

25. Condition of Premises:	Landlord shall improve the Premises with certain improvements described more particularly in the Work Agreement attached to the Lease as Exhibit B. Such improvements are referred to in the Work Agreement and in the Part II of the Lease as the “Tenant Improvements.” Except as may be expressly provided in the Work Agreement, Tenant acknowledges that neither Landlord nor any of Landlord’s Affiliates (as defined in Section 15(c) of Part 11 of the Lease), nor any of their agents, have made any representations, warranties or covenants, either express or implied, with respect to the Premises, the Building, the Common Areas (as defined in Section 1.3 of Part II of the Lease), or the Campus, or the condition of any of the foregoing.

26. Payment of Operating Expenses:	Tenant shall pay Tenant’s Share (as defined herein) of annual Operating Expenses (as defined in Section 6.3 of Part II of the Lease).

27. Payment of Utilities:	Tenant shall pay all charges for utilities used or incurred by Tenant at the Premises, including without limitation heat, water, sewer, gas and electricity.

28. Responsibility for HVAC Systems:	Tenant, at Tenant’s sole cost and expense, shall perform all maintenance, repair and replacement of the HVAC Systems (as defined in Section 7.2 of Part II of the Lease) serving the Premises, including without limitation the scheduled maintenance set forth on Exhibit C to the Lease after the first year warranty. Landlord shall, however, provide Tenant with a one (1) year warranty on all HVAC repairs or replacements and shall pay for the inspection conducted by Tenant at the end of such period, as contemplated by Section 7.2 of Part II. This warranty shall start as of the inception date of the Lease. Tenant shall still be responsible for routine maintenance during this period. To ensure performance of routine maintenance, Landlord shall procure and keep in effect, at the sole cost of Tenant to be paid as Additional Rent, a standard preventative maintenance contract with a contractor selected by Landlord who shall perform the scheduled maintenance set forth on Exhibit C to the Lease.

29. Obligation for Snow Removal and Grounds Maintenance:	Landlord shall mow lawns, maintain and replace shrubbery, weed where appropriate, and remove snow and ice from walkways, roadways and parking areas in accordance with the minimum requirements specified on Exhibit D to the Lease. The cost of such services shall be included as an Operating Expense.

30. Exhibits and Riders:	Exhibit A - Depiction of the Premises
Exhibit B - Work Agreement (If Any)
Exhibit C - Specifications for HVAC Maintenance Agreement
Exhibit D - Minimum Lawn Care and Snow Removal Requirements
Exhibit E - Rules and Regulations
Exhibit F - Special Lease Terms (If Any)

IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused this Part I of the Lease to be signed by their duly authorized officers or agents under seal, as of the date set forth above.

LANDLORD HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner

December 11, 2001	By:	/s/ Mark C. Fitzgerald
Date		Print Name: Mark C. Fitzgerald
Title: Executive Vice Presidnt/Chief Operating Officer

TENANT

OPSEC ADVANTAGE, INC.

December 11, 2001	By:	/s/ Mark Turnage
Date		Print Name: Mark Turnage
Title: Chief Executive Officer

By:
Date		Print Name:
Title:

LEASE AGREEMENT

PART II - LEASE TERMS AND CONDITIONS

1. PREMISES.

1.1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant accepts such lease from Landlord, under the terms and conditions set forth in this Lease, the Premises which are identified in the Basic Lease Information. The Premises are part of the Building identified in the Basic Lease Information.

1.2. Rentable Area. The total Rentable Area of the Building and the Rentable Area of the Premises are as provided in the Basic Lease Information. Such figures have been calculated in accordance with the procedure set forth in the Basic Lease Information. Tenant acknowledges and agrees that the Rentable Area of the Building and the Rentable Area of the Premises stated in the Basic Lease Provisions are approximations only and that the amounts so stated are accepted as final and binding upon Tenant and Landlord for all purposes of this Lease.

1.3. Common Areas. During the Term of this Lease, Tenant, and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, (a) the common sidewalks, access roads, parking areas and other outdoor areas within the Campus and (b) the common entranceways, lobbies, restrooms, hallways, elevators and building systems serving the Building of which the Premises are a part of like amenities (collectively, the “Common Areas”). Such use shall be subject to the terms of this Lease and to such reasonable rules and regulations as Landlord may from time to time establish with respect thereto, including without limitation, the reservation of any particular parking spaces or parking areas or other portions of the Common Areas for the exclusive use of other tenants of the Campus.

1.4. Landlord’s Reserved Rights in Common Areas. Landlord reserves the right from time to time, provided that Tenant’s use and enjoyment of the Premises or the type or quality of services provided by Landlord under this Lease is not substantially and adversely affected thereby, to (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are so located or located elsewhere outside the Premises; (b) make changes to the Common Areas including without limitation changing the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; provided such changes do not materially and adversely affect Tenant’s Permitted Use of the Premises; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of the Landlord’s obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours; and (d) alter, relocate, expand and/or add structures and improvements to, or remove same from, all or any portion of the Common Areas.

2. IMPROVEMENTS.

2.1. Condition of Premises. The Premises shall be delivered by Landlord to Tenant in the condition stated in the Basic Lease Information.

2.2. Completion and Delivery.

(a) If, in accordance with Section 2.1, no Tenant Improvements are required for the Premises, the Premises shall be deemed delivered and ready for Tenant’s occupancy (“Ready for Occupancy”) on the Term Commencement Date defined in the Basic Lease Information.

(b) If Tenant Improvements are required for the Premises, the Premises shall be deemed Ready for Occupancy when the Tenant Improvements have been Substantially Completed (as hereafter defined). The term “Substantially Completed” when used in this Lease shall mean the earlier of (i) the date of issuance of a certificate of occupancy (temporary or permanent) for the Premises by the municipality in which the Premises are located, (ii) or if no certificate of occupancy is required, the date when Landlord’s architect or general contractor certifies that the Tenant Improvements are Substantially Completed, which certification shall be conclusive and binding upon Landlord and Tenant, or (iii) the date on which Tenant takes possession of the Premises. The Tenant Improvements shall be deemed Substantially Completed notwithstanding the fact that minor details of construction, mechanical adjustments or decorations (items normally referred to as “punch list” items) which do not materially interfere with Tenant’s use of the Premises (as determined by Landlord in the exercise of its reasonable judgment) remain to be performed in accordance with the Work Agreement. Landlord shall give Tenant reasonable advance notice of the date on which Landlord expects the Tenant Improvements to be Substantially Completed and the Premises to be Ready for Occupancy.

3. TERM. Tenant shall have and hold the Premises for the Term set forth in Basic Lease Information, beginning on the Term Commencement Date and ending at 11:59 p.m. on the Term Expiration Date, both as specified in the Basic Lease Information. In the event that Landlord is constructing the Tenant Improvements and the Tenant Improvements are not Substantially Completed by the date set forth in the Basic Lease Information, then the Term Commencement Date and the Term Expiration Date shall be modified in accordance with the following:

(a) If the Premises are Substantially Completed prior to the Term Commencement Date, and the Tenant takes possession of the Premises, the Term Commencement Date shall be the earlier of (i) the date the Tenant takes possession of the Premises, or (ii) the Term Commencement Date defined in the Basic Lease Information. The Term Expiration Date shall be the date specified in the Basic Lease Information.

(b) If the Premises are Substantially Completed after the Term Commencement Date specified in the Basic Lease Information, the Term Commencement Date shall be the date the Premises are Substantially Completed. The Term Expiration Date shall be extended for the period of said delay. If the Substantially Completed Date is on a day which is other than the first day of a calendar month, rent (as hereafter defined) for said month shall be pro-rated based on a thirty (30) day month and the Term Expiration Date shall be further extended to the end of the calendar month after the Initial Term is completed. Landlord shall not be liable for any damage caused by any delay in the delivery of the Premises, nor shall this lease be void or voidable, except to the extent otherwise provided in the Work Agreement, Tenant shall not be liable for any rent until such time as the Premises are Ready for Occupancy.

4. SECURITY DEPOSIT.

4.1. Requirement for Security Deposit. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord as security for the payment and performance by Tenant of all of Tenant’s obligations under this Lease the amount specified in the Basic Lease Information.

4.2. Return of Security Deposit. Within a reasonable time following the expiration of this Lease, Landlord shall return the Security Deposit to Tenant (provided that Tenant is not in default under this Lease), less such portion thereof as Landlord shall have used to make good any default by Tenant with respect to any of Tenant’s obligations under this Lease.

4.3. Deductions from Security Deposit. In the event of any default by Tenant hereunder, Landlord shall have the right from time to time to apply all or any portion of the Security Deposit to the performance of Tenant’s unperformed obligations but shall not be obligated to do so. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay to Landlord a sufficient amount to restore the Security Deposit to its original amount. Tenant’s failure to fully restore the Security Deposit within ten (10) business days of Landlord’s demand shall, without further notice or demand, constitute an Event of Default (as hereafter defined). Use by Landlord of the Security Deposit, or any portion thereof, to satisfy any of Tenant’s obligations hereunder shall not constitute Landlord’s waiver of Tenant’s default with respect to such nonperformance for which amounts are expended, nor prevent Landlord from exercising any other remedies available to Landlord.

4.4. Transfer of Security Deposit. In the event of the sale or transfer of Landlord’s interest in the Premises, Landlord shall transfer the Security Deposit (or the remaining balance thereof) to such purchaser or transferee, whereupon Landlord shall be released from all liability to Tenant for the return of the Security Deposit. Tenant shall look only to the party then landlord for the return of the Security Deposit. Should Landlord sell the Premises, Landlord will transfer the remaining Security Deposit on file to the Purchaser or Transferee and Tenant shall look solely upon Purchaser or Transferee for the Security Deposit.

5. RENT.

5.1. Base Rent. The annual base rent (the “Base Rent”) for the Premises shall be as set forth in the Basic Lease Information. Tenant shall pay Base Rent in the monthly installments set forth in the Basic Lease Information, in advance, on the first day of each calendar month during the Term. ~~; provided, however, that the Base Rent for the first month of the Term shall be paid upon the signing of this Lease.~~

5.2. Additional Rent. In addition to Base Rent, Tenant shall pay all sums of money or other charges required to be paid by Tenant under this Lease as additional rent (the “Additional Rent”), whether or not same are expressly designated in this Lease as Additional Rent. All Additional Rent shall be due and payable with each monthly installment of Base Rent unless otherwise provided herein.

5.3. Manner of Payment. Base Rent and Additional Rent (together, “Rent”) payable under this Lease shall be paid in lawful money of the United States of America without prior notice or demand therefore, and without deduction, defense, counterclaim, setoff or abatement whatsoever. Rent shall be paid to Landlord at the address designated for Rent in the Basic Lease Information or such other address as Landlord may notify Tenant in accordance with the procedure for notice set forth in this Lease.

5.4. Interest on Delinquent Payments. If any payment of Rent is not paid within ten (10) business days of its due date, Tenant shall pay interest on such delinquent payment, from the original due date of such delinquent payment, and on any late charge from the due date of such late charge, at an interest rate (the “Interest Rate”) equal to the lesser of (a) one and one-half percent (1.5%) per month, or (b) the maximum rate permitted by applicable law, until such amounts are paid in full. This Section 5.4 shall not relieve Tenant from its obligation to pay Rent at the times and in the manners herein specified. Acceptance by Landlord of interest shall not constitute a waiver of Tenant’s default with respect to said delinquent payment, nor prevent Landlord from exercising any other rights or remedies available to Landlord.

6. OPERATING EXPENSES.

6.1. Payment as Additional Rent. Tenant shall pay Tenant’s Share (as defined in the Basic Lease Information) of Operating Expenses. (as hereafter defined) as specified in the Basic Lease Information. Such amounts shall be deemed Additional Rent due from Tenant to Landlord hereunder.

6.2. Determination of Amounts Due.

(a) Landlord shall have the right, at its discretion, to make reasonable estimates (and to revise any estimate from time to time, which may be more frequently than annually, as it shall deem necessary) of the amounts of Additional Rent to become due for Tenant’s Share of Operating Expenses in any calendar year, and to require Tenant to pay such estimated amounts in equal monthly installments due as required by Section 5.3 on the first day of each calendar month. Interest shall accrue thereon when and as required by Section 5.4. Whenever an estimate of Additional Rent for Operating Expenses shall be revised as aforesaid, Landlord shall have the right to increase the monthly installments thereafter to be paid. Alternatively, Landlord shall have the right to bill Tenant at the end of each calendar year, or at such intervals during the applicable calendar year as Landlord deems appropriate, for Tenant’s Share of Operating Expenses incurred at the time of billing. In such case, Tenant shall have ten (10) business days after receipt of Landlord’s invoice to pay such Additional Rent, after which time interest at the Interest Rate shall accrue.

(b) At the end of each calendar year, Landlord shall cause the actual amounts incurred as Operating Expenses for such calendar year and Tenant’s Share thereof due as Additional Rent to be computed, and a reconciliation statement thereof shall be sent to Tenant. Excessive payments received from Tenant shall be credited toward subsequent payments due as Tenant’s Share of Operating Expenses (with any net excess at the end of this Lease being returned to Tenant provided Tenant is not in default hereunder), and deficits shall be paid by Tenant on the next due date for payment of Operating Expenses set by Landlord, (with any net deficiency at the end of this Lease to be paid by Tenant within ten (10) business days after Landlord’s demand therefor or, at Landlord’s option, deducted from the Security Deposit).

(c) Unless, within thirty (30) days after Tenant’s receipt of Landlord’s reconciliation statement described above, Tenant notifies Landlord that it disagrees with Landlord’s calculation, specifying in detail the basis for such assertion (“Tenant’s Dispute Notice”), Landlord’s reconciliation statement provided to Tenant shall be conclusive and binding upon Tenant for the period represented thereby. If Tenant timely sends Tenant’s Dispute Notice to Landlord, Tenant, at Tenant’s expense, shall have thirty (30) days from the giving of Tenant’s Dispute Notice to audit the books and records maintained by Landlord for the calculation of Operating Expenses for the year in question. Tenant’s right to audit may be conducted directly by Tenant or by an independent certified public accountant but, in either case, shall be conducted only at the location where Landlord maintains its books and records and only during Landlord’s normal business hours of operation. Any adjustment required following such review shall be made in accordance with Subsection (b) above. Tenant’s failure to conduct such audit within such thirty (30) day period shall be deemed a waiver of Tenant’s right to do so, in which case Landlord’s reconciliation statement shall be conclusive and binding for such calendar year.

(d) Tenant shall promptly notify Landlord of the results of any audit so conducted by Tenant. Upon Landlord’s receipt of notice that Tenant claims an adjustment to Tenant is due (an “Overcharge Notice”), Landlord shall notify Tenant in writing within thirty (30) days of receipt of the Overcharge Notice whether or not it agrees with the determination set forth in the Overcharge Notice. Landlord’s failure to timely notify Tenant that it disagrees with the Overcharge Notice (“Landlord’s Dispute Notice”) shall be treated as if Landlord provided notice to Tenant that it disagreed with such Overcharge Notice. If Landlord agrees with the Overcharge Notice, adjustment shall be made as provided in Subsection (b) above. If Landlord provides Tenant with a Landlord Dispute Notice, then Landlord and Tenant, as soon as reasonably practical thereafter, shall endeavor to resolve the disputed charge. If they are unable to do so within thirty (30) days of Landlord’s Dispute Notice, then Landlord and Tenant shall select an independent arbitrator approved by the American Arbitration Association, on whom they reasonably agree, to resolve the dispute, which determination shall be final and binding on the parties. The cost of the arbitrator shall be prorated and paid by the parties based on the percentage of the disputed amount that the arbitrator awards to each party or otherwise as directed by the arbitrator. Failure to select an arbitrator within sixty (60) days of Landlord’s Dispute Notice shall result in a resolution in Landlord’s favor.

6.3. Definition of Operating Expenses.

(a) When used in this Lease, “Operating Expenses” shall mean all expenses and costs of ownership, operation, management, maintenance, repair, replacement and safety of the Building and the Common Areas, including without limitation: (1) Real Estate Taxes (as hereafter defined); (2) premiums for insurance maintained by Landlord; (3) costs of repairs and maintenance to the Building, including periodic maintenance of the heating, ventilating and cooling systems; (4) charges for heat, water, sewer, gas, electricity and other utility services not otherwise separately metered-to tenants; (5) janitorial and sanitation services, extermination, window washing, and trash removal (including any fines assessed to Landlord for recyclables not properly sorted); (6) costs of snow removal, lawn maintenance and landscaping; (7) costs for fire and security-alarm systems and other security measures including policing of parking areas; (8) management fees payable to the managing agent for the Building and the Campus (provided, however, that if the management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered to comparable buildings in the geographical market within which the Campus is located); (9) Essential Capital Improvements (as hereafter provided in Subsection d); (10) cost of elevator operation and maintenance, if any; (11) personal property taxes levied on or attributable to personal property used in connection with the operation, management, maintenance or repair of the Common Areas or the Building; (12) costs of licenses, permits and similar fees and charges related to-operation, maintenance, repair, replacement or registration of the Building or the Campus (including with respect to any underground or above-ground storage tanks), other than any of the foregoing related to tenant improvements; (13) wages, salaries, bonuses and like expenses for management and security personnel; (14) costs of supplies, materials and equipment (including rental fees) used in connection with the operation, management, maintenance or repair of the Common Areas or the Building; and (15) without limiting any of the foregoing, such other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class building or corporate park, would be construed as an Operating Expense. (The foregoing list is intended as an illustration of items which might be included as Operating Expenses and shall not be construed as Landlord’s commitment or obligation to provide same.)

(b) Operating Expenses shall not include (1) costs incurred for the account of, separately billed to, and paid by specific tenants; (2) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; and (3) Landlord’s cost of tenant leasehold improvements, lease commissions and legal fees arising from lease disputes.

(c) For purposes herein, “Real Estate Taxes” shall consist of (1) all real estate taxes relating to the Building and/or the Common Areas; (2) all charges which may be levied in lieu of real estate taxes; (3) all assessments for municipal improvements and other governmental charges of any kind and nature for public improvements, services, benefits, or any other purpose; and (4) all assessments against the Building and/or the Common Areas pursuant to any covenants, restrictions or easement agreements affecting the Building and/or the Common Areas which become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes or assessments, including, without limitation, legal fees.

(d) If, during any year, Landlord shall make an expenditure for a capital improvement which is an “Essential Capital Improvement” as hereafter defined, the annual amortization of such expenditure (determined by dividing the cost of such expenditure by the useful life of the improvement determined by Landlord in its reasonable discretion), plus any interest or financing charges thereon, shall be deemed an Operating Expense for each year of such amortization period. “Essential Capital Improvement” as used herein means any of the following: (1) an energy savings device, a labor savings device or other installation, improvement, upgrade or replacement which reduces or is intended to reduce Operating Expenses, whether voluntarily undertaken or required by any governmental authority having jurisdiction, (2) any installation, improvement, upgrade or replacement required by any governmental authority having jurisdiction or Board of Fire underwriters (or similar governing body) and which Landlord is obligated to provide the cost of such shall be amortized over the life of the improvement. The Tenant shall only be responsible for the annual amortization while occupying the Building, and (3) an installation or improvement which directly enhances the safety of the occupants of the Campus or tenants of the Building generally, whether voluntarily undertaken or required by any governmental authority having jurisdiction.

(e) To the extent practicable, all Operating Expenses will be accounted for and attributed separately for the Building and for the other tenant-occupied buildings of the Campus. To the extent such allocation of an item of Operating Expenses is not practicable, allocations will be made among the Building and other ~~tenant occupied buildings~~ buildable lots (both those developed and undeveloped) of the Campus proportionately among all thereof (based upon the respective square footage of each lot as determined by Landlord) or equally among all thereof or in such other proportions as reasonably may be determined by Landlord in the exercise of prudent management practices, which determination shall be conclusive and binding upon tenant.

(f) Notwithstanding any provision hereof to the contrary, in the event the Building is less than ninety-five percent (95%) occupied during all or any portion of any calendar year of the Term, adjustment shall be made in computing Operating Expenses for the Building during such year so that the same shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year.

7. UTILITIES, HVAC SYSTEMS AND SERVICES.

7.1. Utilities.

(a) Tenant shall pay all charges for utilities used or incurred by Tenant at the Premises as specified in the Basic Lease Information.

(b) If Tenant shall require electricity or install electrical equipment, including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or other machines or equipment which will in any way increase the amount of the electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to normal business hours, which are 7:30 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, Tenant will obtain prior written approval therefor from Landlord (and Landlord may require the installation of a separate sub-meter) and Tenant will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters as Additional Rent promptly upon being billed therefor.

7.2. Heating, Ventilation and Air Conditioning Systems. Tenant shall have the obligations for maintenance, repair and replacement of the heating, ventilating and air conditioning systems (the “HVAC Systems”) serving the Premises as specified in the Basic Lease Information. Prior to the ending of the one (1) year warranty as outlined in Part I, Section 28 of the Lease, Tenant shall choose a qualified HVAC contractor to inspect the HVAC equipment of the Building. Based upon the inspection report of that contractor, should any HVAC equipment ~~not be working properly~~ require major, non-routine maintenance and/or repair in order to render it fit to last for the foreseeable future, Landlord will repair or replace the faulty equipment at Landlord’s expense.

7.3. Snow Removal and Lawn Maintenance. Landlord shall have the obligations for snow removal and ground maintenance to the Premises as specified in the Basic Lease Information.

7.4. Interruption of Services. Landlord reserves the right, without any liability to Tenant, and without being in default of this Lease, to interrupt or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, or other systems serving the Premises or the Building, or any other services required to be performed by Landlord under this Lease, whenever and for so long as may be necessary by reason of accident, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or otherwise deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s control, including without limitation mechanical failure of building systems and governmental restrictions on the use of materials or the use of any of such systems. In each instance, however, Landlord shall exercise reasonable efforts to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, prior to the commencement of such interruption and anticipated duration thereof. Landlord shall not be liable for any damages to Tenant resulting from Landlord’s failure or inability to deliver services as provided herein. Without limiting the generality of the foregoing, Tenant shall not be entitled to terminate this Lease nor to receive any diminution or abatement of Rent or other compensation or damages nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such interruption, stoppage or suspension of any such systems or services.

8. REPAIRS AND MAINTENANCE.

8.1. Repairs. Tenant, at Tenant’s sole cost and expense, shall maintain in good repair the Premises and every part thereof, including without limitation doors (personal and vehicle), exterior windows, waste disposal and plumbing systems, dedicated HVAC Systems and all other mechanical elements and building systems serving the Premises, excluding only the following which Landlord shall maintain in good repair: roof, foundation, exterior walls, downspouts and gutters. Tenant shall promptly perform all repairs in a good and workmanlike manner. To the extent repairs are required to any structural components or building systems serving the Premises, Tenant shall adhere to all procedures for Alterations set forth in Section 13 of this Lease.

8.2. Clean Condition. Tenant shall keep the Premises in a clean, sanitary, orderly and safe condition to the reasonable satisfaction of Landlord and in accordance with any rules and regulations from time to time in effect during the Term of this Lease. No outside storage of any kind shall be permitted, and Landlord, without prior notice to Tenant, shall have the right to remove any items so stored and to bill Tenant for the cost of removal and storage as Additional Rent.

8.3. Janitorial and Trash Service. Tenant, at Tenant’s sole cost and expense, shall perform all janitorial services for the Premises to Landlord’s reasonable satisfaction and in such manner so as to maintain the Premises as a first-class building. Tenant shall promptly remove all trash from the Premises to the dumpster designated by Landlord for Tenant’s use and shall comply with all laws, regulations and ordinances relating to recycling and disposal of trash generated by Tenant at the Premises.

9. USE AND COMPLIANCE WITH LAWS.

9.1. Permitted Use. Tenant shall use the Premises only for the Permitted Use set forth in the Basic Lease Information and uses incidental thereto. Tenant shall not permit the Premises to be vacant nor shall Tenant permit the Premises to be used for any illegal purpose or in any manner which would tend to damage any portion thereof or interfere or obstruct the rights of other tenants or occupants of the Building.

9.2. Insurance Risks. Tenant shall not conduct any activity or permit any activity to be conducted or place any equipment in or about the Premises or the Building which would in any way increase the rate of fire insurance or other insurance on the Building.

9.3. Compliance with Applicable Laws. Tenant shall comply with all applicable laws, regulations, ordinances, and directives of the Federal Government, state and municipality in which the Premises are located as well as all judicial orders and the requirements of any Board of Fire Underwriters (or any other body exercising similar functions) as are in effect during the Term of this Lease, including without limitation, those relating to hazardous materials or substances, and occupational safety and health, and, at Tenant’s sole cost and expense, shall perform any act or obligation arising from or as is necessary to achieve such compliance. At all times during this Lease, Tenant shall maintain and comply with all permits, licenses or other authorizations required by any governmental authority or agency for Tenant’s occupancy or operations at the Premises.

9.4. Americans With Disabilities Act. In amplification of Tenant’s obligations under Section 9.3 above and not in limitation thereof, Tenant shall be fully responsible for compliance with the Americans With Disabilities Act of 1990, as amended from time to time (the “ADA”), and for all alterations required to be made to the Premises due to changes in or regulations under the ADA or judicial interpretations of the requirements of the ADA or changes in Tenant’s use of the Premises or in the nature of Tenant’s conduct of business at the Premises (including, but not limited to; any changes in use or business conduct arising out of a sublease or assignment or resulting in the Premises being deemed a “place of public accommodation” under the ADA) or Alterations made by Tenant. Upon Landlord’s review of the site and the as-built drawings of the facility, the facility complies with the current interpretation of the ADA, Title III with regard to restrooms and access to the facility.

9.5. Hazardous Materials.

(a) In amplification of Tenant’s obligations under Section 9.3 above and not in limitation thereof, Tenant shall comply with all applicable environmental laws, orders, regulations, ordinances and directives now existing or hereafter enacted (the “Environmental Laws”) and, at Tenant’s sole cost and expense, shall perform any act or obligation arising from or as is necessary to achieve such compliance.

(b) Tenant shall not cause or permit any portion of the Premises or the Building to be used for the production, storage, deposit or disposal of Hazardous Materials (as hereafter defined), nor shall Tenant permit Hazardous Materials to ever be placed or located upon the Premises or the Building except in such de minimis quantities of the types commonly used in office and cleaning supplies, provided that same are at all times used, kept and stored in full compliance with the Environmental Laws. As used herein, “Hazardous Materials” means all substances or pollutants which are declared to be or regulated as hazardous, toxic, dangerous or polluting substances under the Environmental Laws at any time during the Term of this Lease, including, without limitation, asbestos, polychlorinated biphenyl’s (PCBs), urea formaldehyde foam insulation, and petroleum products and byproducts.

(c) Tenant shall promptly notify Landlord of any actual or threatened lien against the Premises and/or the Building of which Tenant becomes aware pursuant to any of the Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall promptly discharge and remove any lien arising from Tenant’s violation of any of the Environmental Laws, such action to be completed within thirty (30) days after Tenant first receives notice of such lien or violation, or such shorter period of time if required, (1) by the governmental agency enforcing the correction of such violation, or (2) to prevent the holder of any such lien from forcing the sale of the Premises and/or the Building.

9.6. Tanks. Tenant shall not bury nor place any underground or above-ground storage tanks at the Premises and/or the Building or the land on which same is located.

9.7. Landlord’s Inquiries and Inspection. Tenant shall promptly and accurately respond in writing to all inquiries made by Landlord (including without limitation requests for documents) pertaining to Tenant’s obligations under this Lease or use of the Premises. Landlord and any authorized agent or contractor hired by Landlord may enter the Premises at any time and from time to time for purposes of inspecting same and conducting tests thereupon as Landlord deems reasonably necessary to determine that Tenant is in compliance with this Lease, but Landlord shall not be obligated to do so. Unless an emergency exists, as determined by Landlord in its sole discretion, Landlord shall notify Tenant at least one (1) day in advance of any such inspection or testing and, to the extent practicable, shall conduct any such inspection or testing in such manner so as to minimize unreasonable interference with Tenant’s business. The costs of such investigation and inspection shall be included as an Operating Expense unless it is determined that Tenant is in noncompliance with this Lease, in which case such costs shall be paid solely by Tenant as Additional Rent within ten (10) business days of Landlord’s demand therefor, after which time interest at the Interest Rate shall be applied.

9.8. Notice of Violations. Tenant shall promptly notify Landlord of any violation of any applicable law which is alleged to have been committed at the Premises and shall forward to Landlord copies of any written communications, complaints, citations or other notices relating to the condition of the Premises or compliance with applicable laws (an “Action Notice”). Tenant promptly shall respond to any Action Notice, cure any violation of applicable laws and have dismissed any legal action commenced against Tenant or the Premises to the satisfaction of Landlord. Prior to undertaking same, however, Tenant shall propose to Landlord its intended course of action and proceed only with Landlord’s approval of same, which shall not be deemed to be Landlord’s guarantee that such action is appropriate nor impose any liability on same for Landlord.

9.9. Indemnification. In amplification of Tenant’s obligations under Section 15 and not in limitation thereof, Tenant shall indemnify, defend (with legal counsel selected by Landlord) and hold harmless Landlord from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to property (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, legal fees, consultant fees and expert fees) and damages in the nature of loss of use of the Premises or the Building, or loss of a sale of the Building, arising out of or in any way connected to any condition caused or created by Tenant’s failure to comply with its obligations under this Section 9. Landlord shall indemnify, defend (with legal counsel selected by Landlord) and hold harmless Tenant from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to property (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, legal fees, consultant fees and expert fees) and damages in the nature of loss of use of the Premises due to environmental impact ~~caused to the Premises by Landlord~~ that arose before the Term Commencement or that arise after the Expiration Date.

9.10. Survival. The provisions of this Section 9 shall survive the scheduled expiration or earlier termination of this Lease, and, in addition to performance of the obligations hereby required, Tenant shall continue to pay rent, even though this Lease may have been terminated, until Tenant has completed the performance of all of its obligations hereunder.

10. INSURANCE.

10.1. Tenant’s Required Coverage.

(a) Tenant, at Tenant’s sole cost and expense, shall carry and maintain during the Term of this Lease the following types of insurance, in the amounts and form hereinafter provided:

(1) Public Liability and Property Damage. Comprehensive public liability insurance with a combined single limit of not less than one million dollars ($1,000,000) (with inflation endorsement) or such larger amount as may hereafter be reasonably requested from time to time by Landlord, insuring against any and all liability with respect to the Premises or arising out of Tenant’s maintenance, use or occupancy thereof.

(2) Tenant’s Property and Improvements. Insurance providing protection against any peril included within the classification of “Fire and Extended Coverage,” together with insurance against sprinkler damage, theft, vandalism and malicious mischief, covering all property owned by Tenant which is located at the Premises, including the Tenant Improvements, Tenant’s trade fixtures, merchandise and personal property from time to time in, or upon the Premises, and all personal property of others in Tenant’s possession, in an amount not less than the full replacement cost thereof without deduction for depreciation as may be customarily carried by tenants of similar properties as Landlord may reasonably require from time to time.

(b) Policy Form. All policies of insurance required to be carried by Tenant hereunder shall be issued by insurance companies with general policyholders’ rating of not less than A and a financial rating of AAA or better as rated in the most current available “Best’s Insurance Guide” and qualified to do business in the state or municipality in which the Premises is located. All policies shall be in form and content acceptable to Landlord and shall name Landlord and such other persons or entities as Landlord specifies from time to time as additional insureds. Each policy shall provide (1) that Landlord, although named as additional insured, shall nevertheless be entitled to recovery under said policy for any loss occasioned by reason of the acts or negligence of Tenant or Tenant’s officers, employees or agents, and (2) the company writing said policy shall give to Landlord written notice not less than twenty (20) days in advance of any modification, cancellation or nonrenewal of such insurance coverage. All policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry.

(c) Delivery of Policies. Certified copies of such policies of insurance or certificates thereof shall be delivered to Landlord no later than ten (10) days prior to Tenant’s possession of the Premise’s, and thereafter no later than thirty (30) days prior to the expiration of the term of such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. Tenant shall permit Landlord at all reasonable times to inspect the policies of insurance required to be maintained by Tenant hereunder.

(d) Blanket Policy. Notwithstanding anything to the contrary contained within this Section 10, Tenant’s obligations to carry the insurance herein required may be provided through a blanket policy of insurance carried and maintained by Tenant; provided, however, that (1) Landlord and others hereinabove mentioned shall be named as an additional insured thereunder as their interests may appear, (2) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (3) the requirements set forth herein are satisfied.

10.2. Landlord’s Required Coverage. Landlord shall procure and maintain in full force and effect during the Term of this Lease, a nonassessable policy of fire insurance, which insurance shall include protection against those occurrences covered by standard “extended coverage” clause. The cost of such insurance shall be an Operating Expense. If, however, the annual premiums charged to Landlord for such insurance exceed the standard premium rates because of Tenant’s operations or equipment upon the Premises, then Tenant shall pay such additional premium amounts as Additional Rent. If, however, as a result of Tenant’s operations or equipment upon the Premises, Landlord is unable to obtain such insurance coverage, Landlord shall have the right to terminate this Lease effective on such date as Landlord’s coverage shall expire, be canceled or nonrenewed.

10.3. Waiver of Subrogation.

(a) Tenant, for itself and any party claiming through or under Tenant by way of subrogation or otherwise, hereby waives any claims against Landlord and/or Landlord’s Affiliates (as defined in Section 15(c)) for loss or damage to property covered by insurance maintained by Tenant or any party making its claim through or under Tenant, even if such loss or damage shall have been caused by the fault or negligence of Landlord or any of Landlord’s Affiliates or anyone for whom they may be responsible.

(b) Landlord, for itself and any party claiming through or under Landlord by way of subrogation or otherwise, hereby waives any claim against Tenant, its officers, directors, partners, shareholders or employees, for loss or damage to property covered by insurance maintained by Landlord or any party making its claim though or under Landlord, even if such loss or damage shall have been caused by the fault or negligence of Tenant or anyone for whom Tenant may be responsible. Such waiver shall not, however, be deemed to prevent Landlord from declaring Tenant in default of this Lease if the action or omission giving rise to the loss or damage also shall constitute a default under this Lease.

(c) The waivers made pursuant to this Section 10.3 shall apply not only to loss or damage occurring on the Premises, but for loss or damage to property which may occur in the Building, the Common Areas and the Campus. Such waivers shall be effective, however, only of and with respect to any loss or damage occurring during such time as the insured party’s policy or policies of insurance covering said loss or damage shall contain a waiver of the insurer’s right of subrogation and a provision to the effect that such waiver shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder (the “Validation Provision”). Landlord and Tenant shall cause their respective insurers to include in their respective policies a Validation Provision which has the same effect as the foregoing.

(d) The obligations of this Section 10.3 are mutual and shall be effective only during such times as Landlord and Tenant have in effect policies of property casualty insurance which include a Validation Provision. Each party shall deliver to the other evidence reasonably satisfactory to the requesting party of the required coverage (with Validation Provision) within ten (10) business days of the other party’s request therefor. If the waivers created by this Section 10.3 shall be determined to contravene any law with respect to exculpatory agreements and are thereby rendered unenforceable, the liability of the party in question shall be deemed not released but shall be secondary to the other’s insurer.

11. FIRE OR CASUALTY.

11.1. Insured Casualty.

(a) In case of damage to the Premises by a risk insured against by Landlord, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the Premises to substantially the condition which existed prior to such damage, with reasonable dispatch after receiving from Tenant written notice that damage has occurred, but without obligation to do so until Landlord has received confirmation from its insurance carrier and all mortgagees holding mortgages on the Building that adequate insurance proceeds will be available for repair or reconstruction. Landlord’s restoration, however, shall be of only those portions of the Premises which were initially provided at Landlord’s expense, and restoration of items within the Premises which were not provided at Landlord’s expense shall be Tenant’s obligation.

(b) If damage to the Premises exceeds fifty percent (50%) of its fair market value prior to such damage, as determined by a reputable fire adjuster or contractor selected by Landlord or Landlord’s insurer (the “Damage Estimate”), then either party may terminate this Lease in the manner herein provided, in which event all Rent shall abate and this Lease terminate as of the date said damage occurred. Tenant shall notify Landlord in writing of its decision to terminate this Lease within thirty (30) days after delivery of the Damage Estimate to Tenant (“Tenant’s Notice Period”). Tenant’s failure to terminate this Lease by written notice of termination delivered to Landlord within Tenant’s Notice Period shall be conclusively construed as Tenant’s agreement for this Lease to continue; subject, however, to Landlord’s right to terminate this Lease by written notice delivered to Tenant within thirty (30) days after the expiration of Tenant’s Notice Period. If neither party terminates this Lease, then Landlord shall commence restoration, and Rent shall abate to the extent described in Subsection (c) below.

(c) If the damages are such as to render the Premises untenantable, as reasonably determined by Landlord, Rent shall abate in proportion to the portion of the Premises affected by such damage or of which Tenant has been deprived use as a result of such damage or reconstruction, as reasonably determined by Landlord. Such abatement shall commence as of the date of such damage and end when restoration of the Premises is Substantially Completed (as defined in Section 2.2 hereof) or Tenant’s business is totally or partially resumed, whichever is earlier.

11.2. ~~Uninsured Casualty~~. ~~If damage or destruction of all or any portion of the Premises and/or the Building is not fully covered by insurance proceeds received by Landlord, Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after Landlord has been notified in writing that said damage of destruction is not covered by insurance. In such case, this Lease shall terminate as of the date specified in Landlord’s notice to Tenant.~~

11.3. Mortgagee’s Right. If the holder of any indebtedness secured by a mortgage covering the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date specified in Landlord’s notice to Tenant.

11.4. Damage Near End of Term. Notwithstanding any provision of this Lease to the contrary, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage or destruction occurs during the last year of the Term of this Lease (including any exercised renewal thereof), and, in such event, Landlord shall have the option to terminate this Lease in which case Rent shall abate as of the date said damage occurred.

11.5. Tenant’s Compensation/Liability. In no case shall Tenant be compensated by Landlord for damages or loss in the use of the Premises or for any inconvenience occasioned by such damage or restoration. Notwithstanding Section 10.3, if any damage is caused by the gross negligence or ~~improper conduct~~ willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, licensees or invitees, Tenant shall be responsible for all damages not covered by insurance, including without limitation, any deductible paid by Landlord and Rent through the Term hereof, even if this Lease shall have been terminated.

12. EMINENT DOMAIN.

12.1. Termination Rights. If such portion of the Premises and/or the Building is condemned or taken by any governmental body or by any other body or agency possessing the power of condemnation as, in the reasonable determination of Landlord, substantially impairs the use or occupancy by Tenant of the Premises or

Landlord’s ability to perform its obligations under this Lease (a “Substantial Taking”), then either party shall have the right to terminate this Lease effective as of the date that possession is required to be surrendered to said authority. If Landlord determines that a Substantial Taking is to occur, then Landlord shall so notify Tenant in writing. Either party shall then have the right to terminate this Lease by written notice delivered to the other within sixty (60) days after delivery of Landlord’s notice to Tenant of a Substantial Taking. The failure of Tenant or Landlord to deliver termination notice within the time limit set forth above shall be conclusively construed as such party’s agreement for this Lease to continue.

12.2. Repair and Rent Adjustment. If a Substantial Taking is not to occur or if neither party terminates this Lease under subsection 12.1 above, Landlord shall promptly restore the Premises and/or the Building to substantially the same condition prior to such condemnation (less the portion thereof lost in such condemnation), but without obligation to do so until Landlord receives the compensation awarded to Landlord on account of such taking and confirmation from all mortgagees holding mortgages on the Building that the award shall be made available to Landlord for restoration. In the event the compensation awarded to Landlord is inadequate to fully cover the cost of necessary repairs or restorations, Landlord may terminate this Lease. If this Lease is not terminated by Landlord, then Base Rent and Tenant’s Share shall be proportionately reduced by the portion of the Premises and/or Building of which Tenant shall have been deprived on account of said condemnation, as reasonably determined by Landlord, such adjustment to be effective as of the date possession is required to be surrendered to the condemning authority.

12.3. Temporary Condemnation. If such condemnation or taking is for temporary use only, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such temporary taking. Rent shall abate during the course of a temporary taking of the Premises or a portion thereof to the extent and for the period of time that the Premises or portion thereof so taken shall have been rendered untenantable.

12.4. Condemnation Awards. Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by Landlord relating to loss of the Premises and/or the Building, or any part thereof, and Tenant hereby assigns to Landlord any share of such award as may be granted to Tenant. Notwithstanding the foregoing, Tenant, at its sole cost and expense, may pursue independent proceedings against the public authority exercising the power of condemnation to prove and establish any damage Tenant may have sustained relating to Tenant’s business and relocation expenses, provided any such compensation does not diminish Landlord’s award.

12.5. Mortgagee’s Rights. If the holder of any indebtedness secured by a mortgage covering the Building requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date specified in Landlord’s notice to Tenant.

13. ALTERATIONS.

13.1. Consent Required.

(a) Tenant shall not make any interior alterations, additions or improvements to the Premises including without limitation the building systems (“Alteration” or “Alterations”) without the prior written consent of Landlord which shall not be unreasonably withheld. Landlord may withhold ~~in its sole discretion. Landlord may withhold~~ permission for any exterior modifications in its sole discretion. In no event shall any Alteration weaken the structure of or impair the Building of which the Premises are a part.

(b) In connection with any request for Landlord’s consent, Tenant shall deliver to Landlord full and complete plans and specifications of the proposed Alteration. By approving any request for an Alteration, Landlord does not expressly or implicitly covenant or warrant that the plans and specifications for such Alteration are accurate, safe or sufficient, or that the same comply with any applicable laws, ordinances, building codes, zoning requirements and like regulations (the “Building Standards”). Tenant shall be solely responsible for compliance with the Building Standards and for obtaining all necessary permits and governmental approvals, including a Certificate of Occupancy upon completion of the Alterations, if required by the municipality in which the Premises are located. All Alterations (and restoration of the Premises following removal of same when permitted or required hereunder) shall be done in a good and workmanlike manner in compliance with the Building Standards and conditions of any permits and approvals.

(c) Tenant shall reimburse Landlord for Landlord’s expenses incurred (including any engineering, architectural or legal fees) in connection with reviewing any request by Tenant to make any Alteration and/or coordinating the construction or removal of such Alteration.

13.2. Removal at Lease Termination. All Alterations shall remain on the Premises at the termination of this Lease and shall become the property of Landlord, unless Landlord, at the time it consented to the Alteration, required same to be removed at the termination of this Lease. In such case, Tenant, at Tenant’s sole cost and expense, shall remove the Alteration and repair all damage resulting from such removal and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises as determined by Landlord or, at Landlord’s option, shall pay to Landlord all costs necessary to accomplish such removal and restoration.

13.3. Contractors and Lien Waivers.

(a) Any contractors employed by Tenant to construct any Alterations or restoration of the Premises shall be approved by Landlord in writing and shall carry contractor’s liability insurance which covers Landlord as additional insured, covering bodily injury in such amounts as may be customary and appropriate for the Alteration undertaken, as reasonably determined by Landlord. Tenant shall provide proof of such insurance acceptable to Landlord prior to commencement of any work on the Premises.

(b) Prior to commencement of any Alterations, Tenant shall procure waivers of mechanics liens from all contractors and copies of said waivers shall be delivered to Landlord prior to construction commencement. Tenant shall promptly pay and discharge all claims for labor done or supplies furnished to Premises.

14. SIGNS AND APPEARANCE OF PREMISES.

14.1. Signs. Landlord shall provide one outside sign per Building which shall include the name of Tenant. Landlord also shall letter the entrance door to the Premises with the name of Tenant.

14.2. Exterior. Tenant shall not place or cause to be placed on the exterior of the Premises, or visible from the exterior of the Premises, or upon the roof or on any exterior door or wall or on any part of the Common Areas, any sign, awning, canopy, marquee, advertising matter, decoration, lettering, or any other thing of any kind (exclusive of the signs, if any, which may be provided for in the Tenant Improvements), without the prior written consent of Landlord.

14.3. Interior. Except as otherwise provided in this Section 14, Tenant shall have the right, at its sole cost and expense, to maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant’s business; provided, however, that Tenant shall, upon demand of Landlord, immediately remove any sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon, or about the Premises which is visible from the exterior of the Premises, and which Landlord deems objectionable or offensive in Landlord’s sole discretion. If Tenant fails or refuses to do so, Landlord may enter upon the Premises and remove same at Tenant’s sole cost and expense. Tenant shall maintain such signs in a neat, clear and orderly conditions.

14.4. Sign Removal for Maintenance. Landlord shall have the right at any time and from time to time to remove any sign (interior or exterior) in order to paint or make repairs or alterations to the Premises. Landlord shall have the right to charge Tenant for all costs incurred by Landlord to remove Tenant’s signs at the termination or earlier expiration of this Lease and to restore the areas affected by such sign removal to a condition which is compatible with the remainder of the Premises, in Landlord’s reasonable discretion.

14.5. Windows. Tenant shall, at all times, maintain the interior windows of the Premises in a neat, clean and orderly condition. Landlord, at Tenant’s expense, shall replace any broken window glass, (exterior or interior) with comparable quality materials.

14.6. General Appearance. Tenant acknowledges the appearance of the Premises affects the value of other nearby real estate and that Landlord has a direct economic interest in the appearance of the Premises. The appropriateness of such items, being a matter of aesthetic judgment, shall be entirely within the discretion of Landlord, and there shall not be any standard or requirement of equality between the Premises and other real estate owned by Landlord.

15. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD.

(a) Release of Landlord. Tenant hereby agrees that Landlord and Landlord’s Affiliates, shall not be liable to Tenant, and hereby releases Landlord and Landlord’s Affiliates for all liability to Tenant, for injury to any person (including bodily damage or death) or damage to any property (including real or personal property, whether by theft or any other casualty) happening in any manner in, on or about the Premises, the Building or the Common Areas from any cause whatsoever, unless caused ~~solely~~ by the gross negligence or willful misconduct of Landlord or Landlord’s Affiliates, but neither Landlord nor Landlord’s Affiliates shall be liable to Tenant for any such damage or loss to the extent that Tenant is compensated therefor by Tenant’s insurance or would have been compensated therefor under policies which Tenant is required to carry under this Lease. In no event, however, shall Landlord or Landlord’s Affiliates be liable for consequential damages or for any loss or damage caused by or attributable to other tenants. Tenant agrees to the foregoing and makes the foregoing release on behalf of Tenant and any party claiming a right or interest through Tenant, including without limitation Tenant’s agents, contractors, subcontractors, employees, licensees or invitees (collectively, “Tenant’s Agents”).

(b) Release of Tenant. Landlord hereby agrees that Tenant and Tenant’s Affiliates shall not be liable to Landlord and hereby releases Tenant and Tenant’s Affiliates for all liability to Landlord, for injury to any person (including bodily damage or death) or damage to any property (including real or personal property, whether by theft or any other casualty) happening in any manner in or on the Premises, the Building or the Common Areas from any cause whatsoever prior to the Term Commencement (excluding any fixturing period) or subsequent to the Expiration Date, excluding those items covered under Section 9 of Part II of this Lease, unless caused by the gross negligence or willful misconduct of Tenant or Tenant’s Affiliates, but neither Tenant nor Tenant’s Affiliates shall be liable to Landlord for any such damage or loss to the extent that Landlord is compensated therefor by Landlord’s insurance. In no event, however, shall Tenant or Tenant’s Affiliates be liable for consequential damages or for any loss or damage caused by or attributable to other tenants. Landlord agrees to the foregoing and makes the foregoing release on behalf of Landlord and any party claiming a right or interest through Landlord, including without limitation Landlord’s agents, contractors, subcontractors, employees, licensees or invitees (collectively, “Landlord’s Agents”).

(c) Indemnification. Tenant shall indemnify, defend (with legal counsel selected by Landlord), and hold harmless Landlord and Landlord’s Affiliates from and against all liability whatsoever which may be imposed upon, incurred by, or asserted against Landlord and/or Landlord’s Affiliates by reason of any of the following which shall occur during the Term of this Lease, or during any period prior to the Lease Commencement Date or after the expiration of this Lease when Tenant may have been given possession of, or access to the Premises, the Building, the Common Areas or any other part of the Campus: (1) use of the Premises, the Building, the Common Areas, or any other part of the Campus by Tenant or Tenant’s Agents; (2) any repairs or Alterations or other work or act done in, on or about the Premises (including without limitation as a result of defect in design, material or workmanship) made by, or at the direction of Tenant or Tenant’s Agents, except if such work or act is done or performed by Landlord or Landlord’s Affiliates or contractors or subcontractors hired by Landlord or any of Landlord’s Affiliates; (3) any negligence or wrongful act or omission on the part of Tenant or Tenant’s Agents; (4) any accident, injury or damage to persons (including bodily injury and death) or property (real or personal) occurring in, or about the Premises, but not if caused solely by the gross negligence or willful misconduct of Landlord and/or Landlord’s Affiliates unless covered by insurance Tenant is required hereunder to provide; and (5) any failure on the part of Tenant to perform or comply with any provision of this Lease. Without limiting the generality of the foregoing, Tenant’s obligations hereunder shall include all damages, obligations, penalties, fines, liens, claims, reasonable fees for legal counsel selected by Landlord, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Landlord, or by its agents, employees, contractors or subcontractors. Tenant shall not settle or compromise any such liability for which indemnification is sought hereunder without first obtaining Landlord’s prior written consent. Landlord shall indemnify, defend (with legal counsel selected by Landlord but reasonably acceptable to Tenant) and hold harmless Tenant from and against all liability whatsoever which may be imposed upon, incurred by, or against Tenant by reason of any claim, loss or damage that occurred before the Term Commencement or that shall occur after the Expiration Date and also for any of the following which ~~shall~~ occur during the Term ~~of this Lease or during any period prior to the Lease Commencement Date~~: (1) any accident, injury or damage to persons (including bodily injury and death) or property (real or personal) occurring in, or about the Building, if caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Affiliates to the extent not covered by insurance which Tenant is required hereunder to provide and (2) any failure on the part of Landlord to perform or comply with any provision of this Lease which Landlord’s obligations hereunder shall include indemnification against all damages, obligations, penalties, reasonable costs and expenses incurred by Tenant.

(d) The liability of Landlord and/or Landlord’s Affiliates to Tenant or anyone claiming through Tenant shall be limited to Landlord’s interest in the Building. The foregoing shall be absolute and without exception whatsoever. When used in this Lease, the term Landlord’s Affiliates shall mean any entity affiliated with HIGH PROPERTIES through common ownership (including without limitation High Associates, Ltd., High Construction and High Investors), Landlord’s property manager, and their respective partners, officers, directors, shareholders, and employees.

(e) This Section 15 shall survive the termination of this Lease with respect to any damage, injury, death or claim occurring before such termination, irrespective of when such claim is presented against Landlord.

16. ASSIGNMENT AND SUBLEASING.

16.1. General Provisions.

(a) Tenant shall not sell, assign, transfer, mortgage, pledge, or sublease the Premises, or any part thereof, nor permit occupancy of the Premises by any party other than Tenant, without Landlord’s prior written consent which Landlord ~~may withhold in its sole discretion~~ shall not unreasonably withhold; provided, however, that Tenant shall be permitted to assign this Lease without prior approval to any entity with which it is affiliated so long as such assignee is not an entity which Landlord would be permitted to withhold consent due to the factors listed in the next succeeding sentence. Tenant acknowledges that it shall be reasonable for Landlord to withhold consent for those uses involved with alcohol, tobacco, firearms, weapons of war, and pornography, or those uses that do not have the economic wherewithal to perform the obligations of the Lease. For purposes of this Lease, any merger, consolidation, or sale or transfer of a controlling interest in Tenant (being 51% or more, whether accomplished in a single transaction or in a series of transactions) or a sale of substantially all of the assets of Tenant shall be deemed an assignment of this Lease. All of the foregoing events described in this Section shall be deemed to be a “Transfer.”

(b) In the event that Landlord’s consent is requested, Tenant shall deliver to Landlord its request in writing along with notice as to (1) the identity, business and financial condition of the proposed subtenant or assignee, (2) the terms and conditions of the proposed sublease or assignment, and (3) the nature of the use of the Premises proposed by such assignee or subtenant. Tenant shall deliver such further information as Landlord may request to make its decision.

(c) In response to each request for Landlord’s consent to a Transfer, Landlord shall have the option to terminate this lease, provided, however, that if such Transfer shall be a sublease, termination shall apply only to the portion of the Premises for which Tenant has requested Landlord’s consent to sublease. Landlord may exercise such option by notice to Tenant (“Landlord’s Termination Notice”) delivered within sixty (60) days of Tenant’s request for Landlord’s consent. Landlord’s failure to timely deliver Landlord’s Termination Notice shall be deemed Landlord’s waiver of such rights with respect to Tenant’s request then under consideration. Tenant shall have ~~ten (10)~~ thirty (30) days after receipt of Landlord’s Termination Notice to notify Landlord in writing that Tenant rescinds its request for Landlord’s consent to a Transfer, in which case this Lease shall continue in full force and effect. Tenant’s failure to timely deliver such notice shall be deemed Tenant’s assent to Landlord’s Termination Notice, in which case the Lease shall terminate as of the effective date intended by Tenant for such Transfer, provided, however that if such Transfer shall be a sublease, termination shall be with respect only to the portion of the Premises for which Tenant has requested Landlord’s consent to sublease.

(d) In the event that Landlord consents to any Transfer, Landlord shall be provided with a written agreement evidencing same which is acceptable in form and content to Landlord and by which the transferee assumes all obligations of Tenant hereunder. At Landlord’s option, upon any Transfer, (1) any amounts to be paid to Tenant in excess of Rent due hereunder shall be paid to Landlord without Landlord’s application of . same to Rent, and (2) the transferee shall remit directly to Landlord all rental amounts due or any consideration paid to Tenant on account of such Transfer when as and due to be paid to Tenant. The foregoing shall apply to any Transfer, even if Landlord has not consented thereto, but application thereof by Landlord shall not be deemed to release Tenant of liability for failure to obtain Landlord’s consent or otherwise be deemed to prejudice Landlord’s rights hereunder.

(e) No Transfer shall relieve Tenant of any obligation under this Lease, and any purported Transfer undertaken without Landlord’s consent shall be void. Landlord’s consent to any Transfer shall not constitute a waiver of the necessity of such consent to any subsequent Transfer of Tenant’s interest.

(f) Tenant shall pay all of Landlord’s cost and expenses (including reasonable fees for legal counsel) in connection with any request for Landlord’s consent required hereby.

16.2. Bankruptcy Considerations.

(a) The prohibitions in this Lease against assignment or sublease by Tenant shall be construed to include assignments by operation of law or by voluntary assignment or for the benefit of creditors or which might otherwise be affected or accomplished by bankruptcy, receivership, attachment, execution or other judicial process or proceeding. If any assignment for the benefit of its creditors shall be made by Tenant, or if a voluntary of involuntary petition in bankruptcy or for reorganization, or for an arrangement shall be filed by or against Tenant, or if Tenant shall be adjudicated a bankrupt or insolvent, or if a receiver is appointed for Tenant or for all or a substantial part of its property, or if any such assignment or transfer by operation or law shall occur, then and in any such event, Landlord shall have the option to immediately terminate this Lease by written notice to Tenant.

(b) Notwithstanding the foregoing, if Tenant, as a debtor in possession (the “DIP”), or a trustee for the estate in bankruptcy of Tenant (the “Trustee”), assumes this Lease and proposes to assign this Lease, or sublet the Premises (or any portion thereof), pursuant to the provisions of the Federal Bankruptcy Code, 11 U.D.C. Sections 101 et seq., as amended from time to time (the “Bankruptcy Code”), to any person, partnership, corporation, or other entity (the “Proposed Assignee”) who shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the DIP or the Trustee, then such assumption of this Lease and any such assignment or sublease shall be subject to all of the following:

(1) The DIP or the Trustee, as the case may be, shall give Landlord written notice, immediately after receipt by the DIP or the Trustee, as the case may be, of any offer to accept an assignment or subletting of this Lease, but in any event no later than ten (10) days prior to the date that the DIP or the Trustee, as the case may be, shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment or subletting, which notice shall set forth: (i) the name and address of the Proposed Assignee; (ii) all of the terms and conditions of the Proposed Assignee’s offer; and (iii) the adequate assurance to be provided to Landlord to assure the Proposed Assignee’s future performance under this Lease, including, without limitation, the assurances referred to in Section 365 (b) (3) of the Bankruptcy Code. Landlord, upon receipt of such notice, shall have the prior right and option, to be exercised by notice to the DIP or the Trustee, as the case may be, given at any time prior to the effective date of such proposed assignment or sublease, to accept an assignment or sublease of this Lease by any other assignee or sublessee acceptable to Landlord, upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by the Proposed Assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(2) If the Rent agreed upon between the DIP or the Trustee, as the case may be, and the Proposed Assignee under any proposed assignment or sublease of the Premises (or any part thereof) is greater than the Rent that Tenant must pay Landlord hereunder for that portion of the Premises that is subject to such proposed assignment or sublease, or if any consideration shall be received by the DIP or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rental or such consideration, and any and all other moneys or other considerations payable to otherwise to be delivered in connection with such proposed assignment or sublease, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of the DIP, the Trustee, or of the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or turned over to Landlord.

(3) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

(4) Any proposed assignment of this Lease or sublease by the DIP or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code shall provide adequate assurance of future performance under this Lease by the Proposed Assignee, which adequate assurance shall include, as a minimum, the following: (i) any Proposed Assignee of this Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months Rent accruing under this Lease; (ii) an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall show the Proposed Assignee to have a net worth equal to at least twelve (12) months Rent accruing under this Lease, or, in the alternative, the proposed Assignee shall provide a guarantor of such Proposed Assignee’s obligations under the assignment of this Lease, which guarantor shall provide an audited financial statement meeting the above requirements and execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (iii) any Proposed Assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by the Proposed Assignee on the Premises.

(c) Nothing contained in this Section shall be deemed a waiver of Landlord’s other rights or remedies under this Lease in the event of any default by Tenant, nor shall the acceptance by Landlord of any Proposed Assignee constitute a waiver of Landlord’s right to exercise any remedy hereunder for any default by Tenant, the Trustee or the Proposed Assignee. This Section shall only govern the Trustee and Tenant as DIP, and any assignment or sublease pursuant to such assumption, in the event of a proceeding under the Bankruptcy Code; it shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy Code, nor shall it in any way limit Landlord’s rights to damages or other relief in a proceeding under the Bankruptcy Code. The requirements set forth in this Section for the assumption and any assignment or sublease of this Lease in a proceeding under the Bankruptcy Code are intended by Landlord and Tenant to define the minimum acceptable requirements for any assumption of this Lease and any subsequent assignment or sublease thereof and shall not constitute a waiver of, or in any way limit, Landlord’s rights to petition a court of competent jurisdiction in a proceeding under the Bankruptcy Code for relief and protection in addition to that set forth herein.

17. DEFAULT OF TENANT.

17.1. Events of Default. In addition to defaults specified in other sections of this Lease, the occurrence of any of the following shall be a default by Tenant, and each shall constitute an “Event of Default” hereunder ~~without notice~~ with ten (10) days notice on monetary default and thirty (30) days for non-monetary default unless a different cure period is ~~provided from Landlord unless~~ expressly required herein:

(a) Tenant shall fail to pay Rent ~~on~~ within ten (10) business days of its due date or shall fail to make any other payment when required pursuant to this Lease (regardless of whether or not any legal or formal demand has been made therefor);

(b) Tenant shall fail to pay Rent when due for three (3) or more occasions in any twelve (12) consecutive calendar month period (provided, however, that the foregoing shall not be construed as a limitation on Subsection (a) above or otherwise prejudice Landlord’s right to hold Tenant in default for failure to pay Rent when due);

(c) Tenant shall violate or fail to perform any of the terms, conditions, covenants or agreements herein made by Tenant (other than those set forth in subsections 17.1(a), (b) and (d)-(h) inclusive or where expressly declared to be an immediate default in other sections of this Lease) within thirty (30) days of written notice from Landlord;

(d) Tenant shall abandon or vacate any substantial portion of the Premises, whether or not Tenant is in default of the payments of Rent hereunder, and such abandonment or vacation shall continue for a period of five (5) business days after written notice thereof to Tenant by Landlord, which may be accomplished by sending notice to last known address of Tenant and posting notice on the door of the Premises:

(e) Tenant shall be adjudicated a bankrupt or file a voluntary petition in any bankruptcy or insolvency proceeding, or if any involuntary petition in any bankruptcy or insolvency proceeding shall be filed against Tenant and not discharged by Tenant within sixty (60) days from the date of filing;

(f) Tenant shall make or consent to an assignment for the benefit of creditors or a common law composition of creditors, without the prior written consent of Landlord;

(g) A receiver or trustee shall be appointed for all or substantially all of Tenant’s assets; and/or

(h) Tenant shall make a transfer in fraud of creditors.

17.2. Remedies. Upon the occurrence of any Event of Default and any applicable cure period, Landlord shall have the following rights and remedies which shall be cumulative and are in addition to any other remedies available by law or equity:

(a) Lease Termination. Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder, in which event Tenant shall ~~immediately~~ surrender within thirty (30) days the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and Tenant shall indemnify Landlord for all loss and damages which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including loss of Rent for the remainder of the Term and any exercised renewals.

(b) Lease Termination and Rent Acceleration. Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder and to accelerate Rent in which event Tenant shall be liable for the total of: (1) any unpaid Rent which had accrued at the time of such termination, plus (2) Base Rent for the then entire unexpired Term of this Lease along with all amounts due as Additional Rent for the then entire unexpired Term of this Lease which shall be capable of precise determination at the time of Landlord’s election to recover accelerated Rent; (3) Landlord’s good faith estimate of all other amounts due as Additional Rent for the then entire unexpired Term of this Lease which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any such component of Additional Rent shall be less than the amount which would have been due if each such component continued at the highest monthly rate or amount in effect during the twelve months immediately preceding the Event of Default). For purposes of such calculation the Term of this Lease shall be the Term originally stated in the Basic Lease Information along with any exercised renewals thereof, taken without regard to any early termination of the Term by virtue of an Event of Default. Tenant also shall pay any other amount necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform

Tenant’s obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. Rent which accrued through the date of the Event of Default, shall include interest thereon at the Interest Rate, and accelerated Rent thereafter due shall accrue interest at the Interest Rate until paid in full.

(c) Option to Rent

(1) Landlord, without terminating this Lease, shall have the right to enter upon and take possession of the Premises without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises or any part thereof for such Rent and upon such terms as Landlord deems appropriate in its sole discretion under the circumstances, (the “Mitigating Rent”) with the right to make alterations and improvements to the Premises required by any new tenant as to place the Premises in a first-class rentable condition. If an amount equal to the full Rent which would have been paid by Tenant hereunder, plus the expenses incurred by Landlord in connection with such reletting, including without limitation, costs of cleaning, painting, repairing or refitting the Premises, advertising, broker fees, municipal fees and legal fees for preparation and negotiation of the replacement lease ( the “Relet Charges”), shall not be realized by Landlord in connection with such reletting, Tenant shall remain liable for all damages sustained by Landlord, including without limitation, any deficiency between the Mitigating Rent and the Rent and Relet Charges.

(2) Should that portion of the amounts received by Landlord as the Mitigating Rent during any month be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon Landlord’s demand therefor, and such amount shall accrue interest at the Interest Rate from the date of demand until paid in full. Landlord shall have the right to bring suit for collection of Rent on a monthly basis without prejudice to Landlord’s right to enforce collection of Rent for any subsequent month or, at Landlord’s option, may be deferred until the expiration of the Term of this Lease, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of the scheduled expiration of the Term of this Lease.

(3) Notwithstanding any provision hereof to the contrary, Landlord shall have no obligation or duty to relet or attempt to relet the Premises, and Landlord’s failure to relet the Premises shall not release or affect Tenant’s liability hereunder. Without in any way limiting the foregoing, Landlord shall have no obligation to relet the Premises or any portion thereof in preference or priority to any other space Landlord may have available for rent in the Building or the Campus, and, if Landlord endeavors or does rent the Premises or any portion thereof; it shall do so to further its own interest and shall not act as agent for Tenant with regard to any economic interest which Tenant may otherwise claim with respect to the Premises unless Landlord, by supplemental written agreement, is contracted by Tenant to do so.

(d) Dispossession. The provisions of this Section 17 shall automatically operate as a notice to quit (any notice to quit, or of Landlord’s intention to re-enter, being hereby expressly waived), and Landlord may proceed to recover possession under and by virtue of the Laws of the Commonwealth of Pennsylvania or by such other proceedings, including re-entry and possession, as may be applicable.

(e) Confession of Judgment.

(1) ~~Tenant hereby empowers any prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for Rent (including accelerated Rent determined in accordance with Section 17.2(b) hereof), Additional Rent, and/or to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of such Rent (including accelerated Rent determined in accordance with Section 17.2(b) hereof), and in said suits or in said amicable action or actions to confess judgement against Tenant for all or any part of Rent then due and unpaid, and for interest at the Interest Rate authorized by this Lease and costs of enforcement, together with a reasonable attorney’s commission in the amount of five percent (5%) of the amount due. Such authority shall not be exhausted by one exercise thereof, but judgement may be confessed as aforesaid from time to the time as often as any of said rent shall fall due or be in arrears.~~

(2) Upon the expiration of the Term of this Lease or surrender hereof as provided in this Lease, it shall be lawful for any attorney to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant and to sign an agreement for entering in any competent court an amicable action in ejectment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this Lease shall be its sufficient warrant, whereupon, if Landlord so desires, a writ of possession or other appropriate writ under the rules of civil procedure then in effect may issue forthwith, without any prior writ or proceedings; provided, however, if for any reason after such action shall have been commenced, the same shall be determined and the possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease under any of the Terms of this Lease to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as hereinabove provided.

(3) In any amicable action of ejectment ~~and/or for Rent~~, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive. If a true copy of this Lease (and the truth of the copy asserted in such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all procedural errors in said proceedings and all liability therefor. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the Term or earlier termination of this Lease, or for nonpayment of Rent or any other reason, Tenant waives the right to any notice to remove which may be required by the Landlord and Tenant Act of 1951, as amended (or any similar or successor law), and agrees that ten (10) days notice shall be sufficient where a longer period may be statutorily specified.

(f) Waiver of Redemption Rights. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Tenant is evicted or dispossessed following an Event of Default.

(g) Removal of Contents by Landlord. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. All property removed by Landlord may be stored in a public warehouse or elsewhere at the cost of and for the amount of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives), and Landlord shall have no liability whatsoever to Tenant therefor, including without limitation liability for trespass or conversion. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 17 shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction and Tenant’s liability under this Lease shall continue until the Term and any exercised renewal option would have expired and such termination not occurred.

(h) Sale of Tenant’s Property. Landlord may sell at public or private sale, all or any part of Tenant’s property recovered by Landlord in accordance with the foregoing Section with or without having such property at sale. At any such sale, Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses (including legal fees) connected with the taking of possession, holding and selling of Tenant’s property, first shall be paid from the proceeds realized on such sale and the balance applied to amounts due to Landlord hereunder. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall remain responsible for any deficiencies. In connection herewith, Landlord shall have any and all of the remedies afforded to secured parties under the provisions of the Uniform Commercial Code, as codified in Pennsylvania.

17.3. No Waiver. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than on account of Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. Payment received by Landlord when Tenant is in arrears shall be applied as Landlord determines. No re-entry by Landlord and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease.

17.4. Right of Landlord to Cure Tenant’s Default. Whenever Tenant defaults in the making of any payment required hereinunder or in the doing of any act herein required to be made or done by Tenant, then Landlord, without prior notice to Tenant, may make such payment or do such act on Tenant’s behalf but shall not be required to do so. All costs incurred by Landlord to satisfy Tenant’s obligations, including without limitation payment of any penalty or fine which may be imposed as a result of Tenant’s failure or violation, shall be paid by Tenant as Additional Rent within ten (10) business days of Landlord’s demand for reimbursement (unless otherwise expressly provided herein), after which time interest shall be applied at the Interest Rate. The making of such payment or the taking of such action by Landlord shall not operate to cure or waive such default by Tenant nor prevent Landlord from exercising any other remedy available to Landlord.

17.5. Collection Expenses. If Landlord consults an attorney or collection agency for the collection of any sums due from Tenant or otherwise in connection with Tenant’s performance hereunder, Tenant, whether or not proceedings are instituted, shall reimburse Landlord for the reasonable fees for legal counsel and court costs, if any, incurred by Landlord within ten (10) business days of Landlord’s demand for reimbursement (unless otherwise expressly provided herein), after which time interest shall be applied at the Interest Rate.

18. SURRENDER AT LEASE TERMINATION. Upon the scheduled expiration or earlier termination of this Lease, Tenant shall promptly surrender to Landlord the Premises, together with all building apparatus, machinery, replacements to mechanical and other systems serving the Premises, Alterations and fixtures (other than Tenant’s trade fixtures) situated thereon, except for items which Landlord, in writing, may have permitted or required Tenant to remove at the termination of this Lease. Tenant shall return the Premises in substantially the same condition as the Premises were delivered to Tenant at the commencement of this Lease, reasonable wear and tear excepted. Prior to surrendering the Premises, Tenant, at Tenant’s expense, shall have all carpets professionally cleaned (by steam or chemical process), all vinyl floors waxed and all unfinished floors broom-cleaned.

19. HOLDING OVER. In the event that Tenant shall not immediately surrender the Premises on the scheduled expiration or forfeiture earlier termination of this Lease, then, in addition to all remedies available to Landlord for Tenant’s default, Tenant, as a result of such holding over, shall become a tenant at will, at twice the monthly installment of Base Rent due for the last month of the Term of this Lease together with all Additional Rent due hereunder, and otherwise upon the terms, conditions, covenants and agreements of this Lease, except for provisions which by their terms have expired. Tenant also shall be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant (whether with or without Landlord’s consent), and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay in delivering possession of the Premises to such other tenant or prospective tenant.

20. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

20.1. Estoppel Certificate. Within fifteen (15) days after Landlord’s request, Tenant shall provide an estoppel certificate in recordable form certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, along with such other information as Landlord reasonably may request. Tenant’s failure to deliver such statement within the time required shall be conclusive evidence of Tenant’s certification that this Lease is in full force and effect, that there are no defenses or offsets thereto, and of such other information as Landlord has reasonably requested.

20.2. Attornment. Tenant shall attorn to any mortgagee or purchaser of the Premises.

20.3. Subordination. Tenant’s rights hereunder are subordinate to the lien of any mortgage or mortgages, or to the lien resulting from any other method of financing or refinancing, or to any ground lease, now or hereafter in force against the land of which the Premises are a part, and to all advances made or hereunder to be made upon the security thereof. Regardless of the self-operating provision of this Section, if a prospective mortgagee requests Tenant to sign a subordination agreement, Tenant shall do so promptly.

20.4. Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease, or to claim a total or partial eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder of each mortgage and ground lease whose name and address shall have been furnished previously to Tenant in writing, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice, which reasonable period shall not be less than the period to which Landlord would be entitled under this Lease.

21. SUBDIVISION AND EASEMENTS. Tenant’s use of the Premises and the Common Areas, if any, shall be subject to all covenants, conditions, easements and restrictions now or hereafter affecting or encumbering the land on which same are located. Landlord reserves the right to (a) subdivide the land on which the Building is located, (b) alter the boundaries of the land on which the Building is located, and (c) grant easements on the land on which the Building is located, and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises or materially reduce the type or quality of services provided by Landlord under this Lease. Tenant hereby consents, and subordinates this Lease, to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, all documents or instruments necessary to effectuate Tenant’s consent thereto.

22. ADDITIONAL INSTRUMENTS. Tenant, at the request of Landlord, shall execute such additional instruments and further assurances as Landlord’s mortgagee may request from time to time or as may be required by Landlord.

23. LIMITED ATTORNEY-IN-FACT. In the event Tenant shall fail to execute any such instruments or certificates to carry out the intent of Subsections 20.1, 20.2, 20.3, 20.4, 21 or 22 within fifteen (15) days of Landlord’s written request to execute such instruments or certificates, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates.

24. LANDLORD’S COVENANT OF QUIET ENJOYMENT. Landlord covenants and warrants that Tenant, and all those claiming through Tenant, shall have quiet and peaceable enjoyment of the Premises by and through Landlord provided Tenant, and all those claiming through Tenant, are not in default of this Lease.

25. LANDLORD RIGHT OF ENTRY. Landlord shall have the right, during the last six (6) months of the Term, to place on any portion of the Premises signs or billboards indicating that the Premises are “For Sale” or “For Rent,” but such signs shall be of such size and so placed as not to materially interfere with Tenant’s occupancy. At all times during this Lease, Landlord, upon reasonable notice to Tenant, shall be admitted to the Premises at reasonable hours of the day to view the Premises, including without limitation, the right to show the Premises to prospective purchasers, mortgagees, tenants or contractors.

~~26 RIGHT TO RELOCATE TENANT~~. ~~At any time and from time to time after Tenant’s execution of this Lease, Landlord shall have the right, upon providing Tenant thirty (30) days notice in writing, to relocate Tenant to reasonably similar space elsewhere in the Building or other building within the Campus, of approximately the same size as the premises and to move Tenant to said space. In the event that Landlord shall exercise such right subsequent to the actual occupancy of the Premises by Tenant, Landlord shall arrange for moving Tenant and shall pay the costs of moving Tenant to such new space, including the cost of new stationery to replace Tenant’s existing supply and utility connection fees. Following any such relocation, this Lease, and each and all of the terms and covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revied floor plan shall become part of this Lease and shall reflect the location of the new space. Tenant’s Share and Base Rent shall be adjusted to reflect the size of the new premises, but such adjustment shall not increase the Base Rent by more than five percent (5%), regardless of the size of the substituted premises. Should Tenant refuse to move to such new space at the end of said thirty (30) day period, Landlord shall have the right, in addition to exercising any other remedies provided in this Lease, to terminate this Lease by notice given to Tenant in writing within ten (10) days following the expiration of the aforesaid thirty (30) day period, which termination shall be effective as of the date specified in Landlord’s notice. Tenant shall continue to pay Rent and perform all of its obligations hereunder until termination of this Lease.~~

27. RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with all rules and regulations for the Building as set forth in Exhibit E attached hereto and made a part hereof, together with such amendments and supplements thereto as Landlord may from time to time reasonably adopt. Tenant shall at all times comply and cause its officers, employees, contractors, invitees and licensees to comply with any rules and regulations as Landlord may from time to time adopt.

28. FINANCIAL STATEMENTS. Tenants shall, at the request of the Landlord, furnish its current financial statements c~~ertified by an independent public accountant~~, and, if applicable, such annual or quarterly reports as Tenant may file with the Securities and Exchange Commission or any other government agency. Such financial statements shall be prepared in accordance with generally accepted accounting principles.

29. CORPORATE/PARTNERSHIP AUTHORITY. Tenant represents that the undersigned officer(s) or partner(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any bylaws, certificate of incorporation, partnership agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

30. BROKER. Tenant warrants that it has had no discussion, negotiations and/or other dealings with any real estate broker or agent other than the broker identified in the Basic Lease Information, if any (“Broker”), in connection with the negotiation of this Lease. Tenant knows of no other real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, fees for legal counsel and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s discussions, negotiations and/or dealings with any real estate broker or agent other than Broker. This Section is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. Landlord shall pay any commission owing to Broker with respect to this Lease pursuant to a separate agreement or agreements entered with Broker. Absent written notice from Tenant to Landlord prior to the initiation of any discussions concerning the expansion or extension of Tenant’s interest under this Lease, Broker’s right to compensation of any kind shall be limited to that related to the initial Term.

31. CHANGE IN OWNERSHIP. In the event that the Building of which the Premises is a part is sold, or in the event of any change of legal title or equitable ownership thereof, all obligations and rights of Landlord hereunder shall be transferred to such purchaser or assignee, and Landlord’s obligations shall terminate and Landlord shall be released and relieved from all liability and responsibility to Tenant. Tenant shall look solely to such purchaser or assignee for the performance of said obligations or for the enforcement thereof. Each purchaser of assignee shall in turn have like privileges of sale, assignment and release.

32. SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and shall bind the heirs, successors and permitted assigns of the parties hereto to the extent that such rights hereunder may succeed and be assigned according to the terms hereof.

33. DESCRIPTIVE HEADINGS. The descriptive headings of the sections are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

34. SERVICE OF NOTICE. All notices, demands or communications required by this Lease shall be in writing and shall be effective only if sent by United States certified mail, return receipt requested or overnight mail deposited with a nationally recognized carrier with a receipt therefor. Notices shall be addressed to the other party at the addresses set forth in the Basic Lease Information, or at such other address as either party may have furnished to the other in accordance with this Section. Any notice so provided shall be deemed to have been delivered upon the earlier of (a) actual receipt, or (b) two (2) days after mailing by certified mail, return receipt requested, or (c) one (1) day after depositing with a nationally recognized carrier.

35. SEVERABILITY. If any term, covenant, condition of provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

36. TIME. Time is of the essence of every provision hereto. Notwithstanding the foregoing, Landlord shall not be liable for any delays caused by events beyond Landlord’s control (“Force Majeure”), and any time limit provided herein or in the Work Agreement, if any, for the amount of any delay attributable to Force Majeure automatically shall be extended for the amount of any delay attributable to Force Majeure. Force Majeure shall include without limitation acts of God, strikes, lock-outs, riot or civil commotion, acts of war, fire or other casualty, requirements of governing authorities or inability to obtain necessary governmental permits and approvals.

37. ENTIRE AGREEMENT AND GOVERNING LAW. This Lease is the entire agreement of Landlord and Tenant and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Lease shall not be amended unless by written agreement signed by Landlord and Tenant.

38. CONSOLIDATION AND COUNTERPARTS. This Part II along with the accompanying Part I constitute one agreement and may be signed in any number of counterparts, each of which shall be an original and all of which together constitute one agreement binding on the parties hereto.

39. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused this Lease to be signed by their duly authorized officers or agents under seal, the day and year first above written.

LANDLORD HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner

12/19/01	By:	/s/ Mark C. Fitzgerald
Date		Print Name: Mark C. Fitzgerald
Title: Vice President - Operations

TENANT OPSEC ADVANTAGE, INC.

December 11, 2001	By:	/s/ Mark Turnage
Date		Print Name: Mark Turnage
Title: CEO

By:
Date		Print Name:
Title:

A M E N D M E N T     # 1     T O     T H E     L E A S E

RENEWAL AMENDMENT

Agreement made this 7th day of August, 2009, between HIGH PROPERTIES, a Pennsylvania Limited Partnership, (“Landlord”) and OPSEC SECURITY INC. F/K/A OPSEC ADVANTAGE INC., (“Tenant”).

BACKGROUND

A. Tenant and Landlord entered into a lease dated December 19, 2001, wherein Tenant leased 57,761 square feet of Building 56, located at 1857 Colonial Village Lane, Suite 101, (the “Building”), Lancaster, Pennsylvania. The aforesaid lease is herein referred to as the “Lease.”

B. Tenant desires to renew said Lease as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Effective for the period January 1, 2010 through February 29, 2016 (February 29, 2016 being the expiration date of the additional ten-n), the premises leased under the Lease (the “Premises”) shall be extended for an additional term of six (6) years and two (2) months.

2. During the above-stated period applicable to the renewal term, all the terms and conditions of the original Lease shall remain in full force and effect subject to the following:

The parties to the above referenced Lease amend Part I, Sections 7, 8, 9, 10, 14, and 15, as follows:

7. Tenant Improvements:	See Attached Exhibit B-1

8. Renewal Term:	Six (6) Years and Two (2) Months

9. Renewal Term Commencement:	January 1, 2010

10. Renewal Term Expiration Date:	February 29, 2016

14. Monthly Base Rent:	January 1, 2010 to February 28, 2013 - $37,009.14- $7.69 PSF
(Less $37,009.14 per month in Concession Rent for the period January 1, 2010 to February 28, 2010 – Tenant pays Additional Rent)
March 1, 2013 to February 29, 2016- $38,019.96- $7.90 PSF

15. Base Rent Over Term:	$2,775,065.88 (Less $74,018.28 in Concession Rent equals Tenant’s total rent obligation of $2,701,047.60)

31. Special Lease Terms:	Tenant and Landlord agree to amend the Lease to adjust the lease rate higher or lower based upon the actual costs when all work is completed. The formula will be the difference of the total actual costs less $200,000 to then be amortized over 6 years at 8%. This amount will be added to the monthly lease rate of Tenant’s then current lease rate.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed this Amendment as of the 7th day of August, 2009.

LANDLORD HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner

By:	/s/ Mark C. Fitzgerald
Mark C. Fitzgerald
Executive Vice President/Chief Operating Officer

TENANT OPSEC ADVANTAGE, INC.

By:
Title: VP Global Manufacturing, OpSecSecurity Inc.

A M E N D M E N T      # 2     T O     T H E     L E A S E

AGREEMENT made this 25th day of June, 2010, between HIGH PROPERTIES, a Pennsylvania Limited Partnership, (“Landlord”) and OPSEC SECURITY INC., (“Tenant”).

BACKGROUND

Tenant and Landlord entered into a lease dated December 19, 2001, and amended thereafter, wherein Tenant leased 57,761 square feet of Building 56 located at 1857 Colonial Village Lane, Suite 101, (the “Building”), Lancaster, Pennsylvania, The aforesaid lease is herein referred to as the “Lease.”

It is mutually agreed between High Properties, “Landlord,” and OP SEC Security Inc., “Tenant,” that Tenant will lease the below referenced Premises under the same terms and conditions of the original lease between Landlord and Tenant, except for the sections listed below. The modifications are in fulfillment of #31 Special Lease Terms noted on Lease Amendment #1 dated August 7, 2009. The total project cost was $426,266.33 of which $226,266.33 was amortized at 8% and added to the monthly Base Rent over 72 months.

The parties to the above referenced Lease amend Part I, Sections 8, 9, 10, 14, and 15 as follows:

8. Term:	Five (5) Years and Eight (8) Months

9. Term Commencement:	July 1, 2010

10. Expiration Date:	February 29, 2016

14. Monthly Base Rent:	July 1, 2010 to July 31, 2010	-	$36,338.79- $7.55 PSF

	August 1, 2010 to February 28, 2013	-	$36,875.07 $7.66 PSF

	March 1, 2013 to February 29, 2016	-	$37,885.89 $7.87 PSF

15. Base Rent Over Term:	$2,543,358.00

IN WITNESS WHEREOF, the Landlord and Tenant, intending to be legally bound, have signed this Agreement as of the 25th day of June, 2010.

LANDLORD
HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner

By:	/s/ Mark C. Fitzgerald
Mark C. Fitzgerald
Executive Vice President/Chief Operating Officer

TENANT

OPSEC ADVANTAGE, INC.

By:
Title: VP Finance

By:
Title: VP Global Marketing

A M E N D M E N T     # 3     T O     T H E     L E A S E

RENEWAL AMENDMENT

Agreement made this day of 2014, between HIGH PROPERTIES, a Pennsylvania Limited Partnership, (“Landlord”) and OPSEC SECURITY INC., (“Tenant”).

BACKGROUND

A. Tenant and Landlord entered into a lease dated December 19, 2001, and amended thereafter, wherein Tenant leased 57,761 square feet of Building 25, located at 1857 Colonial Village Lane, Suite 101, (the “Building”), Lancaster, Pennsylvania. The aforesaid lease is herein referred to as the “Lease.”

B. Tenant desires to renew said Lease as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Effective for the period March 1, 2016 through June 30, 2019 (June 30, 2019 being the expiration date of the additional term), the premises leased under the Lease (the “Premises”) shall be extended for an additional term of three (3) years and four (4) months.

2. During the above-stated period applicable to the renewal term, all the terms and conditions of the original Lease shall remain in full force and effect subject to the following:

The parties to the above referenced Lease amend Part I, Sections 8, 9, 10, 14, and 15, as follows:

8. Term:	Three (3) Years and Four (4) Months – Tenant has the right to terminate this Lease Agreement if Tenant leases a larger High owned property that results in an increase in annual rent paid or expands their existing Premises at 1857 Colonial Village Lane, Lancaster, PA.

9. Term Commencement:	March 1, 2016

10. Expiration Date:	June 30, 2019

14. Monthly Base Rent:	March 1, 2016 to February 28, 2018	–	$33,068.17 – $6.87 PSF

	March 1, 2018 to June 30, 2019	–	$34,030.86 – $7.07 PSF

15. Base Rent Over Term:	$1,338,129.84

3. The Lease and this Amendment are the entire agreement of the Landlord and Tenant and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Lease shall not be amended unless by a written agreement signed by the parties.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed this Amendment as of the         day of                 , 2014.

LANDLORD

HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner
By:

TENANT

OPSEC ADVANTAGE, INC.

By:
Title:
By:
Title:

A M E N D M E N T     # 4     T O     T H E      L E A S E

RENEWAL AMENDMENT

Agreement made this 26th day of June, 2019, between HIGH PROPERTIES, a Pennsylvania limited partnership (“Landlord”), and OPSEC SECURITY, INC., a Colorado corporation (“Tenant”).

BACKGROUND

A. Tenant and Landlord entered into a lease dated December 19, 2001, and amended thereafter, wherein Tenant leased 57,761 square feet of Building 56, located at 1857 Colonial Village Lane, Suite 101 (the “Building”), Lancaster, Pennsylvania 17601. The aforesaid lease is herein referred to as the “Lease.”

B. Tenant desires to renew said Lease as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Effective for the period July 1, 2019 through June 30, 2024 (June 30, 2024 being the expiration date of the additional term), the premises leased under the Lease (the “Premises”) shall be extended for an additional term of five (5) years.

2. During the above-stated period applicable to the renewal term, all the terms and conditions of the original Lease shall remain in full force and effect subject to the following:

The parties to the above referenced Lease amend Part I, Sections 7, 8, 9, 10, 14, and 15, as follows:

7. Tenant Improvements:	See attached Exhibit B-2

8. Term:	Five (5) Years

9. Term Commencement:	July 1, 2019

10. Expiration Date:	June 30, 2024

14. Monthly Base Rent:	July 1, 2019 to June 30, 2020 - $37,015.17 - $7.69 PSF
July 1, 2020 to June 30, 2021 - $37,737.19 - $7.84 PSF
July 1, 2021 to June 30, 2022 - $38,507.33 - $8.00 PSF
July 1, 2022 to June 30, 2023 - $39,277.48 - $8.16 PSF
July 1, 2023 to June 30, 2024 - $40,047.63 - $8.32 PSF

15. Base Rent Over Term:	$2,311,017.60

3. The Lease and this Amendment are the entire agreement of the Landlord and Tenant and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Lease shall not be amended unless by a written agreement signed by the parties.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed this Amendment as of the 26th day of June, 2019.

LANDLORD

HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner

By:	/s/ Mark C. Fitzgerald
Mark C. Fitzgerald
Executive Vice President/Chief Operating Officer

TENANT

OPSEC SECURITY, INC., a Colorado corporation

By:
Title: Vice President, Finance

2

A M E N D M E N T     # 5     T O     T H E     L E A S E

AMENDMENT

Agreement made this 22nd day of May, 2020, between HIGH PROPERTIES, a Pennsylvania limited partnership (“Landlord”), and OPSEC SECURITY, INC., a Colorado corporation (“Tenant”).

BACKGROUND

A. Tenant and Landlord entered into a lease dated December 19, 2001, and amended thereafter, wherein Tenant leased 57,761 square feet of Building 56, located at 1857 Colonial Village Lane, Suite 101 (the “Building”), Lancaster, Pennsylvania 17601. The aforesaid lease is herein referred to as the “Lease.”

B. Tenant desires to amend said Lease as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Effective for the period July 1, 2020 through June 30, 2024 (June 30, 2024 being the expiration date of the additional term), the premises leased under the Lease (the “Premises”) shall be extended for a term of four (4) years.

2. During the above-stated period applicable to the amended term, all the terms and conditions of the original Lease shall remain in full force and effect subject to the following:

The parties to the above referenced Lease amend Part I, Sections 7, 8, 9, 10, 14, and 15, as follows:

7. Tenant Improvements:	See attached Exhibit B-3. This work is in addition to the Tenant Improvements contained in the Renewal Amendment #4, dated June 26, 2019

8. Term:	Four (4) Years

9. Term Commencement:	July 1, 2020

10. Expiration Date:	June 30, 2024

14. Monthly Base Rent:	July 1, 2020 to June 30, 2021 - $38,122.26 - $7.92 PSF
July 1, 2021 to June 30, 2022 - $38,892.41 - $8.08 PSF
July 1, 2022 to June 30, 2023 - $39,662.55 - $8.24 PSF
July 1, 2023 to June 30, 2024 - $40,432.70 - $8.40 PSF

15. Base Rent Over Term:	$1,885,319.04

*	This Amendment #5 replaces the remaining four years of the Term specified in Amendment #4, dated June 26, 2019, due to additional work done that is now amortized during the remainder of the Term.

3. The Lease and this Amendment are the entire agreement of the Landlord and Tenant and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Lease shall not be amended unless by a written agreement signed by the parties.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have signed this Amendment as of the 22nd day of May, 2020.

LANDLORD

HIGH PROPERTIES, a Pennsylvania Limited Partnership,

By:	High General Corporation, sole General Partner

By:	/s/ Mark C. Fitzgerald
Mark C. Fitzgerald
Executive Vice President/Chief Operating Officer

TENANT

OPSEC SECURITY, INC., a Colorado corporation

By:
Title: Vice President, Finance

2